EXHIBIT 10.2

SCHOOL SPECIALTY, INC.

2014 INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

(EXECUTIVE OFFICER)

School Specialty, Inc. (the “Company”) hereby grants you a Restricted Stock Unit Award (the “RSU Award”) under the 2014 Incentive Plan of School Specialty, Inc. (the “Plan”). This RSU Award entitles you to a number of shares of the Company’s common stock (the “Shares”) equal to the number of restricted stock units (the “RSUs”) granted to you as set forth in Schedule I to this Restricted Stock Unit Agreement (this “Agreement”), subject to the terms and conditions set forth in this Agreement.

Schedule I to this Agreement provides the details of your RSU Award. It specifies the number of RSUs you have been granted and the vesting schedule applicable to your RSU Award.

The RSU Award is subject in all respects to the applicable provisions of the Plan. This Agreement does not cover all of the rules that apply to the RSU Award under the Plan, and the Plan defines any terms in this Agreement that the Agreement does not define.

In addition to the terms and restrictions in the Plan, the following terms and restrictions apply to the RSU Award:

Vesting	The RSUs you have been granted under the RSU Award shall vest pursuant to the vesting schedule in Schedule I to this Agreement. Except as provided in Section 13 of the Plan, if your employment is terminated for any reason, the vesting of the RSUs shall, on the date of such termination, cease and any unvested RSUs shall be forfeited by you and revert to the Company. Unless otherwise adjusted by the Administrator in accordance with the Plan, you shall be entitled to receive one Share for each RSU that vests.

Shareholder Status	You understand and agree that the Company will not consider you a stockholder, and you do not have any rights or privileges of a stockholder for any purpose with respect to any of the RSUs granted under the RSU Award or any Shares distributable with respect to any RSUs until such Shares are so distributed.

Issuance and Delivery of Shares	In accordance with the Plan, the Company shall ascribe to you a number of Shares underlying the RSUs that vest, less any Shares used to satisfy the obligation to withhold income and/or employment taxes in connection with the vesting of any RSUs, as soon as administratively practical following the date your RSUs vest but in no event later than 60 days following the date your RSUs vest.

Taxes	The Company may require payment of or withhold any income or employment tax which it believes is payable as a result of vesting of the RSUs or any payments thereon or in connection therewith, and the Company may defer making delivery with respect to the Shares until arrangements satisfactory to the Company have been made with regard to any such withholding obligation. The Company may withhold Shares to satisfy such withholding obligations.

No Effect on Employment Or Other Relationship

Nothing in this Agreement restricts the Company’s rights or those of any of its affiliates to terminate your employment or other relationship at any time, with or without cause. The termination of employment or other relationship, whether by the Company or any of its affiliates or otherwise, and regardless of the reason for such termination, has the consequences provided for under this Agreement.

Governing Law	The laws of the State of Delaware will govern all matters relating to this Agreement, without regard to the principles of conflict of laws, except to the extent superseded by the laws of the United States of America.

Notices	Any notice you give to the Company must follow the procedures then in effect under the Plan and this Agreement. If no other procedures apply, you must deliver your notice in writing by hand or by mail to the office of the Assistant Secretary. If mailed, you should address it to the Company’s Assistant Secretary at the Company’s then corporate headquarters, unless the Company directs Participants to send notices to another corporate department or to a third party administrator or specifies another method of transmitting notice. The Company will address any notices to you at your office or home address as reflected on the Company’s personnel or other business records. You and the Company may change the address for notice by like notice to the other, and the Company can also change the address for notice by general announcements to Participants.

Plan Governs	Wherever a conflict may arise between the terms of this Agreement and the terms of the Plan, the terms of the Plan will control; provided, however that this Agreement may impose greater restrictions on, or grant lesser rights, than the Plan. The Administrator may adjust the number of Shares and other terms of the RSU Award from time to time as the Plan provides.

SCHOOL SPECIALTY, INC.

2014 INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

PARTICIPANT ACKNOWLEDGEMENT

I acknowledge I received a copy of the Plan and this Agreement (including Schedule I). I represent that I have read and am familiar with the terms of the Plan and this Agreement (including Schedule I). By signing where indicated below, I accept the RSU Award subject to all of the terms and provisions of this Agreement (including Schedule I) and the Plan, as may be amended in accordance with its terms. I agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator concerning any questions arising under the Plan and this Agreement with respect to the RSU Award.

EMPLOYEE	SCHOOL SPECIALTY, INC.

By:	By:

Date:	Date:

SCHOOL SPECIALTY, INC.

2014 INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

SCHEDULE I

RSU Grant Number:

Participant Information:

Name:

Restricted Stock Unit Information:

RSUs Granted :                                      Date of Grant:

RSU Vesting Provisions

1.

Vesting Schedule . Except as otherwise provided in the Plan and this Agreement, the RSUs granted to you above will vest in thirds on the following dates:                     ;                      and                     . The cumulative number of RSUs vested on each of these dates is as follows:

Date	Number of RSUs Vested

2.

Change in Control. Except as provided in Section 13 of the Plan, RSUs will continue to be subject to the above time-based vesting provisions following a Change in Control. However, all RSUs will become fully vested upon a Participant’s involuntary termination of employment without Cause or a voluntary termination of the Participant’s employment for Good Reason within twelve months following a Change in Control.